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                                                                     EXHIBIT 4.2


                              ACCORD NETWORKS LTD.



                                 SHARE OWNERSHIP

                             AND OPTION PLAN (2000)



              ADOPTED BY THE BOARD OF DIRECTORS ON JANUARY 26, 2000







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                                TABLE OF CONTENTS

1.    Preamble.

2.    Administration of the Plan.

3.    Shares Subject to the Plan.

4.    Option Prices.

5.    Exclusivity of the Plan.

6.    Allotment of the Options and Shares to the Trustee.

7. Option or Share Purchase Agreement; Termination of Employment or provision of services.

8.    Term of Options; Exercise.

9.    Additional Documents.

10.   Taxation.

11.   Dividends.

12. Rights and/or Benefits arising out of the Employee/Employer Relationship and the Absence of an Obligation to Employ.

13.   Adjustments Upon Changes in Capitalization or Merger.

14.   Termination and Amendment.

15.   Effectiveness of the Plan.

16. Release of the Trustee, the Attorney and Legal Counsel from Liability and Indemnification.

17.   Governing Laws.

APPENDICES

Appendix A:  Grantee's Notice to the Trustee as to Exercise of the Option
             (Section 8.2).

Appendix B:  Notice to the Company of Exercise of the Option by the Trustee
             (Section 8.4).

Appendix C:  Proxy and Power of Attorney (Section 9.2).


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1.    PREAMBLE

      1.1 This plan, as amended from time to time, shall be known as the "Accord Networks Ltd.'s Share Ownership and Option Plan (2000)" (the "PLAN"). The purpose and intent of the Plan is to provide incentives to employees, directors and/or consultants or other service providers (the "GRANTEES") of the Company, and/or of its subsidiaries or parent company, (each a "RELATED COMPANY" and collectively, "RELATED COMPANIES") by providing them with the opportunity to purchase shares of the Company.

            The Plan is designed to comply with Section 102 of the Income Tax Ordinance ("SECTION 102") and the rules promulgated thereunder (the "COMMISSIONER'S RULES") and to enable the Company and the employees of the Company or any Related Company (the "EMPLOYEES") to benefit from Section 102 and the Commissioner's Rules and also to enable the Company to grant options and issue shares outside the context of
            Section 102. The Company, however, does not warrant that the Plan will be recognized by the income tax authorities or that future changes will not be made to the provisions of the law, regulations or the Commissioner's Rules, which are promulgated from time to time, or that any exemption or benefit currently available pursuant to Section 102 will not be abolished.

      1.2 Should any provision of Section 102 or the Commissioner's Rules which applies to Employees be amended, such amendment shall be deemed included in the Plan with respect to options granted or shares issued in the context of Section 102. Where a conflict arises between any section of the Plan, the agreement as defined in Section 7 below (the "AGREEMENT") or their application, and the provisions of the law and the Commissioner's Rules, the Board of Directors of the Company (the "BOARD") in its sole discretion shall determine the necessary changes to be made to the Plan and their determination regarding this matter shall be final and binding.

      1.3 In the event the Company's shares should be registered for trading on the Tel-Aviv Stock Exchange Ltd., or on any other stock exchange, whether in Israel or abroad, the options and/or shares allotted in accordance with the Plan may be made conditional to any requirement or instruction of the stock exchange authorities or of any other relevant authority acting pursuant to applicable law as shall exist from time to time. In such case, by means of a Board resolution, the Plan and the Agreements prepared pursuant hereto, may be amended as necessary to meet such requirements. In the event of a contradiction between any such amendment and the Plan's provisions, the amendment shall prevail.

2.    ADMINISTRATION OF THE PLAN

      2.1 The Plan shall be administered by the Board and/or by any committee of the Board so designated by the Board. Any subsequent references herein to the Board shall also mean any such committee and, unless the powers


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            of the committee have been specifically limited, such committee shall have all of the powers of the Board granted herein. Subject to Sections 4 and 14, the Board shall have plenary authority to determine the terms and conditions of all options (which need not be identical), including, without limitation, the purchase price of the shares covered by each option, the individuals to whom, and the time or times at which, options shall be granted, the number of shares to be subject to each option, whether an option shall be granted pursuant to Section 102 or otherwise and when an option can be exercised and whether in whole or in installments. Subject to
            Section 15, the Board shall have plenary authority to construe and interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. All determinations and decisions of the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, the Grantees and their estates and beneficiaries.

      2.2 Any directive or notice signed by two members of the Board shall constitute conclusive proof and authority for every act or decision of the Company.

      2.3 No director or officer of the Company shall be personally liable or obligated to any Grantee as a result of any decision made and/or action taken with respect to the Plan or its execution.

3.    SHARES SUBJECT TO THE PLAN

      The shares subject to the Plan shall be Ordinary Shares of the Company. The maximum number of shares that may be issued under the Plan is 750,000 Ordinary Shares of NIS 0.01 nominal value each, as such number of shares may be adjusted in accordance with Section 13. Such shares may be in whole or in part, as the Board shall from time to time determine and subject to applicable law authorized and unissued Ordinary Shares or issued and fully paid Ordinary Shares which shall have been purchased by the Trustee (as such term is defined in Section 6.1) with funds provided by the Company. If any option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, such shares subject thereto shall again be available for the purposes of the Plan. Any increase in the maximum number of shares shall be recommended by the Board and shall require the approval of the general meeting of the shareholders of the Company.

4.    OPTION PRICES

      The consideration to be paid by the Grantee for each share purchased by exercising the option (the "OPTION EXERCISE PRICE") shall be as determined by the Board on the date of grant, provided that the Option Exercise Price shall not be less than the nominal value of the shares subject to the option.


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5.    EXCLUSIVITY OF PLAN

      Unless otherwise determined by the Board in any particular instance as part of the Agreement, each Grantee hereunder will be required to declare and agree that all prior agreements, arrangements and/or understandings with respect to shares of the Company or options to purchase shares of the Company which have not actually been issued or granted prior to execution of the Agreement shall be null and void and that only the provisions of the Plan and/or the Agreement shall apply.

      Notwithstanding the above, the adoption of this Plan, by itself, shall not be construed as amending, modifying or rescinding any incentive arrangement previously approved by the Board or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

6.    ALLOTMENT OF THE OPTIONS AND THE SHARES TO THE TRUSTEE

      6.1 The Board shall appoint a Trustee for the purposes of this Plan (the "TRUSTEE"). The Trustee shall have all the powers provided by law, the Commissioner's Rules, and the Plan and shall act pursuant to the provisions thereof, as they shall apply from time to time. The Company shall pay the Trustee a fee as shall be agreed between the Trustee and the Company.

      6.2 The certificates representing any shares and the option deeds shall be issued by the Company in the name of the Trustee and shall be deposited with the Trustee, held by it and registered in its name in the register of members of the Company for a minimum period as determined by the Board. Options granted or shares issued in the context of Section 102 shall be deposited with the Trustee, held by him and registered in his name for a minimum period of not less than 24 months from the date on which the option or shares issued to the Trustee (hereinafter the "RESTRICTION PERIOD").

      6.3 Without derogating from the provisions of Sections 6.2 above or 6.7 below, the shares issued with respect to any options granted hereunder will be held by the Trustee and registered in its name until the consummation of the initial public offering of the Company's shares, pursuant to an effective registration statement, prospectus or similar document in Israel or such other jurisdiction as is determined by the Board (the "IPO").

      6.4 The option shall not confer upon the holder thereof any of the rights of a shareholder of the Company, for as long as it has not been exercised.


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      6.5   For as long as any shares are held by the Trustee or registered in its name or for as long as the certificates representing any shares are held by the Trustee, the Trustee alone shall be entitled to receive every notice to which a shareholder is entitled, or to demand any information, and any financial and/or other report to which a shareholder is entitled from the Company, and only the Trustee or whomever it shall designate pursuant to the Proxy and Power of Attorney referred to in Section 9.2 below and attached as APPENDIX C hereto (the "ATTORNEY"), shall be entitled to exercise every other right of the shareholders vis-a-vis the Company including the right to participate in all shareholders' meetings. No Grantee shall be entitled to exercise any of these rights as shareholder nor make any demand or request of the Trustee and/or of the Attorney in this regard.

      6.6 Shares registered in the Trustee's name shall be represented at all meetings of shareholders of the Company and shall be voted by the Trustee at its discretion in the best interest of the Company.

      6.7 Nothing in the aforegoing provisions shall derogate from the power of the Board to grant options or to allot shares to the Trustee otherwise than under the provisions of Section 102 and the Commissioner's Rules or to allot shares or grant options to Grantees directly otherwise than through the Trustee or on terms which differ from those specified above or to approve the transfer of shares from the Trustee to the name of any Grantee(s) upon such conditions as shall be determined by the Board.

7. OPTION OR SHARE PURCHASE AGREEMENT; TERMINATION OF EMPLOYMENT OR PROVISION OF SERVICES

      Unless otherwise determined by the Board, every Grantee shall be required to sign an option or share purchase agreement or other document as shall be determined by the Board, in the form approved by the Board (the "AGREEMENT").

      The Agreement need not be identical with respect to each Grantee. The following terms, however, shall apply to all options, and, mutatis mutandis, shares, unless expressly otherwise decided in respect of a particular option:

      7.1 In addition to the provisions of Section 4 and without prejudice thereto, where Section 102 and the Commissioner's Rules apply to the Agreement and so require, the option shall be granted to the Employee in consideration for a waiver of salary by the Grantee pursuant to the provisions of the Agreement.

      7.2 The Option Exercise Price shall be paid by the Grantee to the Company no later than the date of exercise of the option unless otherwise determined in the Agreement.


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      7.3   The Grantee shall have no right of first refusal to purchase shares of the Company which may be offered for sale by shareholders of the Company, and shall have no pre-emptive rights to purchase shares which are being allotted or shall in the future be allotted by the Company, to the extent any such rights otherwise exist.

      7.4 The option and/or the right to the option and/or the shares are personal and except insofar as is specified in this Plan, and, where applicable, subject to Section 102 and the Commissioner's Rules, may not be transferred, assigned, pledged, withheld, attached or otherwise charged either voluntarily or pursuant to any law, except by way of transfer pursuant to the laws of inheritance, and no power of attorney or deed of transfer, whether the same has immediate effect or shall take effect on a future date, shall be given with respect thereto. The option may only be exercised by the Trustee on behalf of the Grantee named in the Agreement. A note as to the provisions of this sub-section or a legend may appear on any document which grants the option and in particular in the Agreement, and also on any share certificate.

      7.5 The right to exercise the option is granted to the Trustee on behalf of the Grantee. Vesting shall be in installments, gradually over a period of 4 (four) years from the date of grant of the option or such other period or periods as determined by the Board. Unless otherwise determined, at the conclusion of each period for the exercise of the option as determined in the Agreement ("VESTING PERIODS"), the option may, from time to time, be exercised in relation to all the shares allocated for that period in such manner that at the end of the first year from the granting of the option the Trustee shall, in the absence of a contrary determination in the Agreement, be entitled to exercise on behalf of the Grantee and at his or her request twenty-five percent (25%) of the options and 6.25% of the options will vest at the end of each three-month period thereafter.

            In addition, during each of the periods, the option may be exercised in relation to all or part of the shares allocated for any previous period in which the option was not fully exercised, provided, subject to the provisions of Section 7.7 hereof, that at the time of the exercise of the option the Grantee continues to be: (i) a service provider of the company or a Related Company, if such Grantee is a service provider, from the date of grant thereof until the date of their exercise; (ii) employed by the Company or a Realted Company on a continual basis, if such Grantee is an Employee, from the date of the grant thereof until the date of their exercise; and (iii) serve as a director of the Company, if such Grantee is a director of the Company, from the date of grant thereof until the date of their exercise. After the end of the Vesting Periods and during the balance of the option period, the option may be exercised, from time to time, in relation to all or part of the shares which have not at that time been exercised and which remain subject to the option, subject to the provisions of Section 7.7 hereof and to any condition in the Agreement, if such exists, which provides a minimum number of shares with respect to which


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            the option may be exercised and any provision which determines the number of times that the Trustee may send the Company notice of exercise on behalf of the Grantee in respect of the option. The Board shall be entitled at any time to shorten or accelerate the vesting schedule or any Vesting Period.

      7.6 The Board may determine at its sole discretion, that any Grantee shall be entitled to receive the options or the shares, through the Trustee, pursuant to the provisions of this Plan or directly in the name of the Grantee, immediately upon execution of the Agreement or on such other date or dates as the Company has undertaken towards such Grantee. In the event that a Grantee is exempt from the Vesting Periods (pursuant to the provisions of Section 7.5), the Board shall be entitled to determine that where the Grantee does not comply with the conditions determined by the Board or ceases to be an employee, director or advisor of the Company or any Related Company, the Trustee, the Company or a Related Company shall have the right to repurchase the shares from the Grantee for nominal or any other consideration determined by the Board. The Board may set additional conditions to this right of repurchase, including the provision of appropriate arrangements for the monies which shall be available to the Trustee, the Company or a Related Company or others for the purpose of the repurchase and conditions with respect to the voting rights of the Grantee, rights of first refusal or pre-emptive rights to purchase shares in the Company, to the extent such rights exist, the Grantees right to receive reports or information from the Company, and the Grantees right to a dividend in respect of shares which are subject to a right of repurchase as aforesaid. For as long as the aforegoing conditions of the Board (including a minimum period of employment as a condition for the lapse of the right to repurchase) have not been complied with, the Grantee shall not be entitled to sell or charge or transfer in any other manner the shares which are subject to the right of repurchase. As security for the compliance with this undertaking the share certificate will be deposited with the Trustee who will release the same to the Grantee only after the Grantee becomes entitled to the shares and the same are not subject to any other restrictive condition.

      7.7   TERMINATION OF EMPLOYMENT OR PROVISION OF SERVICE

            7.7.1 If the Grantee ceases to be: (i) an Employee; (ii) a service provider, or (iii) a director of the Company, as the case may be, prior to the complete exercise of an option, (a) by reason of death, disability (as determined by the Board in its absolute discretion) ("DISABILITY") or retirement after age 60 with the approval of the Board, the option shall remain exercisable for a period of one year following such termination (but only to the extent exercisable at termination of employment and not beyond the scheduled expiration date);
                  (b) for any other reason other than for Cause, the option shall remain exercisable for a period of 30 days following the date of termination; or (c) for Cause, as such term is defined below, all



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                  options held by or on behalf of such Grantee shall immediately expire upon the earlier of such termination or notice of termination (unless the Agreement provides otherwise).

                  For purposes hereof, the term "CAUSE" shall mean (i) a material breach by the Grantee of its obligations under any agreement with the Company or any Related Company, including the Agreement; (ii) the commission by the Grantee of an act of fraud or embezzlement against the Company or any Related Company or the willful taking of action injurious to the business or prospects of the Company or any Related Company; or (iii) the Grantee conviction of a felony involving moral turpitude; and, (iv) the Grantee's involvement with an act which constitutes breach of trust between him and the Company or any Related Company or which constitutes breach of discipline.

                  In the case of Employees, the Board may determine whether any given leave of absence constitutes a termination of employment. Options granted under this Plan shall not be affected by any change of employment so long as the Grantee continues to be an Employee of the Company or Related Company.

            7.7.2 In such case as Section 102 and the Commissioner's Rules shall apply to any option, where the Grantee ceases to be an Employee prior to the termination of a period of two years from the date of the qualifying allotment as defined in the Commissioner's Rules, (except where the Commissioner is satisfied that the Grantee ceased to be employed by the Company or Related Company by reason of death or for special reasons beyond the Grantee's control), the exemption provided by Section 102 shall not apply with respect to that Grantee pursuant to the Commissioner's Rules. In such case, the Grantee shall be obliged to make arrangements with the tax authorities at his expense for all matters to do with the taxation of the options and/or the shares.

            7.7.3 Notwithstanding the foregoing, the Board may in its absolute discretion, extend the period of exercise of the option by a Grantee or Grantees for such time as it shall determine either with or without conditions.

8.    TERM OF OPTIONS; EXERCISE

      8.1 The term of each option shall be for such period as the Board shall determine, but not more than 10 (ten) years from the date of grant thereof or such shorter period as is prescribed in Section 7.7 hereof.

      8.2 A Grantee who desires that the Trustee exercise an option on his or her behalf shall instruct the Trustee to do so in writing in the form annexed hereto as APPENDIX A or in such other form as shall be approved by the


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            Board. The notice shall be accompanied by payment of the full Option
            Exercise Price of such shares as provided in the Agreement.

      8.3 If Section 102 does not apply to the option or the shares which relate thereto, as a condition for the exercise of the option, the Grantee shall pay the tax applicable to him or her (including all tax payable by the Company arising out of its obligation to deduct tax at source) pursuant to applicable law and the provisions of the Plan.

      8.4 Upon receipt of all the requisite documents, approvals and payments from the Grantee, including sufficient proof of payment of any applicable taxes in form satisfactory to the Company and the Trustee, the Trustee shall deliver a notice to the Company in the form annexed hereto as APPENDIX B or in such other form as shall be approved by the Board. The Company shall allot the shares in the name of the Trustee.

      8.5 Without limiting the foregoing, the Board may, with the consent of the Grantee, from time to time cancel all or any portion of any option then subject to exercise, and the Company's obligation in respect of such option may be discharged by: (i) payment to the Grantee or to the Trustee on behalf of the Grantee of an amount in cash equal to the excess, if any, of the Fair Market Value of the relevant shares at the date of such cancellation subject to the portion of the option so canceled over the aggregate Option Exercise Price of such shares; (ii) the issuance or transfer to the Grantee or to the Trustee on behalf of the Grantee of shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess; or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Board in its sole discretion.

            For purposes hereof, the "Fair Market Value" of the Ordinary Shares shall mean, as of any date, the value of the Ordinary Shares determined as follows:

            (a) If the Shares are listed on the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable;

            (b) If the Shares are listed on the Tel Aviv Stock Exchange, but are not traded on the Nasdaq National Market or The Nasdaq Small Cap Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid if no sales were reported) as quoted on such exchange for the last market trading day prior to the time of determination, as reported in GLOBES, HAARETZ or such other source as the Board deems reliable;


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            (c)   If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

            (d) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

9.    ADDITIONAL DOCUMENTS

      9.1 Until the consummation of the IPO, the Company shall have the right to demand from the Grantee at any time that the same shall provide, and the Grantee shall provide, any certificate, declaration or other document which the Company shall consider to be necessary or desirable pursuant to any law, whether local or foreign, including any certificate or agreement which the Company shall require, if any, from the Grantees as members of a class of shareholders, or any certificate, declaration or other document the obtaining of which shall be deemed by the Board to be appropriate or necessary for the purpose of raising capital for the Company (including pursuant to a public offering of securities), of merging the Company with another company (whether the Company is the surviving entity or not), or of reorganization of the Company, including, in the event of a consolidation or merger of the Company or any sale, lease, exchange or other transfer of all or substantially all of the assets or shares of the Company the sale or exchange, as the case may be, of any shares the Grantee (or the Trustee on his or her behalf) may have purchased hereunder all as shall be deemed necessary or desirable by the Board.

      9.2 In order to guarantee the aforesaid, and because the rights of the Company and the other shareholders are dependent thereon, the grantee shall, upon signing the Agreement and as a condition to the grant of any options hereunder, execute the Proxy and Power of Attorney attached hereto as APPENDIX C, or in such other form as shall be approved by the Board, irrevocably empowering the Trustee and/or the Attorney, until consummation of the IPO, to sign any document and take any action in his or her name as aforesaid, and the Grantee shall have no complaint or claim against the Trustee and/or the Attorney in respect of such signature. The Grantee will authenticate his or her signature in the presence of a notary if he shall be asked to do so by the Company, in order to give full validity to the power of attorney.

10.   TAXATION

      10.1  GENERAL

            The Grantee shall be liable for all taxes, duties, fines and other payments which may be imposed by the tax authorities (whether in Israel or abroad) and for every obligatory payment of whatever source in respect of the


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            options, the shares (including, without limitation, upon the exercise of the options, the sale of the shares or the registration of the shares in the Grantee's name) or dividends or any other benefit in respect thereof and/or for all charges which shall accrue to the Grantee, the Company, or any Related Company and/or to the Trustee in connection with the Plan.

      10.2  DEDUCTION AT SOURCE

            The Company and/or any Related Company and/or the Trustee shall, in their absolute and sole discretion, be entitled or shall be obliged, pursuant to the law and to the Commissioner's Rules, to make deductions at source from all payments due to the Grantee from any source.

      10.3  CERTIFICATE OF AUTHORIZATION OF ASSESSING OFFICER

            The Company (including any Related Company) or the Trustee shall at any time be entitled to apply to the Assessing Officer, and in the case of a Grantee abroad, to any foreign tax authority, for receipt of their certificate of authorization as to the amount of tax which the Company or any Related Company or the Grantee or the Trustee is to pay to the tax authorities resulting from granting the options or allotting the shares, or regarding any other question with respect to the application of the Plan.

11.   DIVIDENDS

      The Ordinary Shares received as a result of the exercise of the options shall participate equally with the Company's other Ordinary Shares in every cash dividend which shall be declared and distributed subject to the following provisions:

      11.1 A cash dividend shall be distributed only to persons registered in the register of members as shareholders on the record date fixed for the distribution of the dividend.

      11.2 A dividend with regard to shares which are registered in the name of the Trustee shall be paid to the Trustee, subject to any lawful deduction of tax, whether such rate is at the usual rate applicable to a dividend or at a higher rate. The Trustee shall transfer the dividend to the Grantees in accordance with instructions that it shall receive from the Company. Alternatively, the Company shall be entitled to pay the dividend directly to the Grantee subject to the deduction of the applicable tax.

      11.3 Without derogating from the provisions of Section 11.2 hereof, the Company or the Trustee shall be entitled to set off and deduct at source from any dividend any sum that the Grantee owes to the Company or the Trustee, whether under the Plan or otherwise, and/or any sum that the Grantee owes to the tax authorities.



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12.   RIGHTS AND/OR BENEFITS ARISING OUT OF THE EMPLOYEE/EMPLOYER RELATIONSHIP
      AND THE ABSENCE OF AN OBLIGATION TO EMPLOY

      12.1 No income or gain which shall be credited to or which purports to be credited to the Employee as a result of the Plan, shall in any manner be taken into account in the calculation of the basis of the Employee's entitlements from the Company or any Related Company or in the calculation of any social welfare right or other rights or benefits arising out of the employee/employer relationship. If, pursuant to any law, the Company or any Related Company , shall be obliged for the purposes of calculation of the said items to take into account income or gain actually or theoretically credited to the Employee, the Employee shall indemnify the Company or any Related Company, against any expense caused to it in this regard.

      13.2 Nothing in the Plan shall be interpreted as obliging the Company or any Related Company to employ the Employee and nothing in the Plan or any option granted pursuant thereto shall confer upon any Employee any right to continue in the employment of the Company or any Related Company or restrict the right of the Company or any Related Company to terminate such employment at any time. The Employee shall have no claim whatsoever against the Company or any Realted Company as a result of the termination of his employment, even if such termination causes any options to expire and/or prevents him or her from exercising the options and/or from receiving or retaining the shares pursuant to any agreement between him or her and the Company, or results in any loss due to an early imposition of tax liability pursuant to applicable law.

13.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER

      13.1  CHANGES IN CAPITALIZATION

            In the event shares issued as a result of the exercise of options granted pursuant to the Plan, shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, recapitalization or the like, the shares shall be exchanged for other securities of the Company, each Grantee shall be entitled, subject to the conditions herein stated, to purchase such number of shares or amount of other securities of the Company as were exchangeable for the number of Shares of the Company which such Optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange.

            In the event that the Company shall issue any of its shares or other securities as bonus shares or a stock dividend upon or with respect to any shares which shall at the time be subject to an option hereunder, each Grantee upon exercising such option shall be entitled to receive (for the purchase price payable upon such exercise), the shares as to which he or she is exercising such option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such bonus shares or stock dividend were declared, and such amount of shares (and the amount in lieu of fractional shares) as is equal to the shares which he or she would have received had he or she been the holder of the shares as to which he or she is exercising his or her Option at all times between the date of grant of such option and the date of its exercise.

      13.2  DISSOLUTION OR LIQUIDATION

            In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Grantee as soon as practicable prior to the effective date of such proposed transaction. The Board in its discretion may provide for a Grantee to have the right to exercise his or her option until fifteen (15) days prior to such transaction as to all of the optioned shares, including shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an option will terminate immediately prior to the consummation of such proposed action.

      13.3  MERGER OR ASSET SALE

            In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Grantee shall fully vest in and have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. If an option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Grantee in writing or electronically that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option shall terminate upon the expiration of such period. For the purposes of this paragraph, the option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each share of optioned shares immediately prior to the merger or sale of assets, the consideration (whether shares, cash, or other securities or property) received in the merger or sale of assets by holders of shares for each share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets is not solely Ordinary Shares (or their equivalent) of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option, for each share of optioned shares, to be solely ordinary shares (or their equivalent) of the successor corporation or its parent equal in fair market value to the per Share consideration received by holders of Shares in the merger or sale of assets.

14.   TERMINATION AND AMENDMENT

      Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted after, the tenth anniversary of the date the Plan is adopted by the Board. The Plan may be terminated, modified or amended by the shareholders of the Company. The Board may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable; PROVIDED, HOWEVER, that the Board may not, without shareholders approval, increase the maximum number of Ordinary Shares as to which options may be granted under the Plan (except by adjustment pursuant to Section 14) or extend the termination date of the Plan. Options granted prior to termination of the Plan may, subject to the terms of the Plan and any Agreement, be exercised thereafter. No amendment or modification of the Plan may, without the consent of the Grantee to whom any option shall theretofore have been granted, adversely affect the rights of such Grantee under such option.

15.   EFFECTIVENESS OF THE PLAN

      The Plan shall become effective as of the date determined by the Board.

16.   RELEASE OF THE TRUSTEE AND THE ATTORNEY FROM LIABILITY AND INDEMNIFICATION

      In no event shall the Trustee or the Attorney be liable to the Company and/or any Grantee under the Plan and/or any third party (including without prejudice to the generality of the aforegoing, to the income tax authorities and any other governmental or administrative authority), or to a purchaser of shares from any Grantee with respect to any act which has been or will be carried out in relation to the Plan, its execution and any matter connected thereto or arising therefrom. The Company will not, and the Grantee will be required to covenant upon signing the Agreement that he or she will not, make any claim against the Trustee or the Attorney in any manner whatsoever and on any ground whatsoever and they expressly agree that if the Trustee or the Attorney are sued by them, then the Trustee or the Attorney shall be entitled by virtue of this Section alone to apply to the court for dismissal of the action against them with costs. The Company covenants and agrees that if an action is commenced by any third party against the Trustee or the Attorney they shall be entitled, without any objection on the Company's part to join the Company as a third party to any action and a judgment against them will be paid by the Company.

      The Company covenants and the Grantee will be required to covenant to indemnify the Trustee and/or the Attorney against any liability in relation to any claim and/or demand made against the Trustee and/or the Attorney by any person whatsoever, including the tax authorities, in relation to their acts or omissions in connection with the Plan.

17.   GOVERNING LAWS

      The Plan and all instruments issued thereunder shall be governed by and construed in accordance with the laws of the State of Israel.

                              ACCORD NETWORKS LTD.

                                   APPENDIX A

                    TO ACCORD NETWORKS LTD.'S SHARE OWNERSHIP
                             AND OPTION PLAN (2000)

                                  (SECTION 8.2)


                               NOTICE OF EXERCISE


                                                            Date: ______________

The Trustee under the Accord Networks Ltd.'s
Share Ownership and Option Plan (2000)
(THE "PLAN")



Dear Sirs,

                             Re: NOTICE OF EXERCISE

I hereby wish to inform you that it is my desire that of the Option which was granted to you on ________ to acquire ______ (________) Ordinary Shares of Accord Networks Ltd. (the "Company") on my behalf, you exercise and acquire on my behalf ______ (________) of the Ordinary Shares subject to the said Option at a price of NIS ____ per share, all in accordance with the Plan.

Attached to this Notice is a check in the amount of NIS ________ (NIS ________) as payment for the abovementioned shares.

I am aware that all the shares shall be allotted to you, registered in your name and that you shall hold all the share certificates representing such shares.

Likewise, I am aware of and agree to all the other provisions of the Plan and applicable law.





                                                Yours sincerely,


                                                ---------------
                                                Grantee's name

                              ACCORD NETWORKS LTD.

                                   APPENDIX B

                    TO ACCORD NETWORKS LTD.'S SHARE OWNERSHIP
                             AND OPTION PLAN (2000)

                                  (SECTION 8.4)


                               NOTICE OF EXERCISE


                                                            Date: ______________

Accord Networks Ltd.
10 Martin Gehl Street
Petah Tikva, Israel



Dear Sirs,

                             Re: NOTICE OF EXERCISE

Please be advised that I hereby exercise ________ (________) of the Ordinary Shares subject to the Option which was granted to me on behalf of __________ on ________ to acquire ________ (________) Ordinary Shares of Accord Networks Ltd., at a price of NIS ____ per share, all in accordance with the Plan.

Attached to this Notice is a check in the amount of NIS ________ (NIS ________) as payment for the abovementioned shares.






                                                Yours sincerely,


                                                ---------------
                                                The Trustee

                              ACCORD NETWORKS LTD.

                                   APPENDIX C

                    TO ACCORD NETWORKS LTD.'S SHARE OWNERSHIP
                             AND OPTION PLAN (2000)

                                  (SECTION 9.2)


                     IRREVOCABLE PROXY AND POWER OF ATTORNEY


I, the undersigned, _____________, hereby appoint Mr. Eliahu Lerner, C.P.A. and/or Mr. Yehuda Zviel, C.P.A. or whomever shall replace him as trustee pursuant to the Company's Employee Share Ownership and Option Plan (1999) or whomever they shall designate (the "TRUSTEE" and the "PLAN", respectively) as my proxy to participate and vote (or abstain) for me and on my behalf as he at his sole discretion shall deem appropriate, on all matters at all meetings of shareholders (whether ordinary, extraordinary or otherwise), of Accord Networks Ltd. (the "COMPANY"), on behalf of all the shares and/or options of the Company held by the Trustee on my behalf and I hereby grant an irrevocable power of attorney to the Trustee as follows:

I hereby authorize and grant power of attorney to the Trustee for as long as any shares and/or options which were allotted or granted on my behalf are held by the Trustee or registered in his name, or for as long as the certificates representing any shares are held by the Trustee, to exercise every right, power and authority with respect to the shares and/or options and to sign in my name and on my behalf any document (including any agreement, including a merger agreement of the Company or an agreement for the purchase or sale of assets or shares including the shares of the Company held on my behalf and any and all documentation accompanying any such agreements, such as, but not limited to, decisions, requests, instruments, receipts and the like), and any affidavit or approval with respect to the shares and/or options or to the rights which they represent in the Company in as much as the Trustee shall deem it necessary or desirable to do so. In addition and without derogating from the generality of the foregoing, I hereby authorize and grant power of attorney to the Trustee to sign any document as aforesaid and any affidavit or approval (such as any waiver of rights of first refusal to acquire shares which are offered for sale by other shareholders of the Company and/or any pre emptive rights to acquire any shares being allotted by the Company, in as much as such rights shall exist pursuant to the Company's Articles of Association as shall be in existence from time to time) and/or to make and execute any undertaking in my name and on my behalf if the Trustee shall, at his sole discretion, deem that the document, affidavit or approval is necessary or desirable for purposes of any placement of securities of the Company, whether private or public (including lock-up arrangements and undertakings), whether in Israel or abroad, for purposes of a merger of the Company with another entity, whether the Company is the surviving entity or not, for purposes of any reorganization or recapitalization of the Company or for purposes of any purchase or sale of assets or shares of the Company.

This Proxy and Power of Attorney shall be interpreted in the widest possible sense, in reliance upon the Plan and upon the goals and intentions thereof.

This Proxy and Power of Attorney is irrevocable and shall expire and cease to be of force and effect immediately after the consummation of the initial public offering of the Company's shares, pursuant to an effective registration statement, prospectus or similar document in Israel or such other jurisdiction as is determined by the Board of Directors of the Company and shall be irrevocable until such time as the rights of the Company and the Company's shareholders are dependent hereon. The expiration of this Power of Attorney shall in no manner effect the validity of any document (as aforesaid), affidavit or approval which has been signed or given as aforesaid prior to the expiration hereof and in accordance herewith.


IN WITNESS WHEREOF, I have executed this Proxy and Power of Attorney on the __ day of ________, _____.


________________________




CONFIRMATION

I, the undersigned, ________, hereby confirm the signature of ________ which appears above.



________________________

                              ACCORD NETWORKS LTD.

                     SHARE OWNERSHIP AND OPTION PLAN (2000)
                                OPTION AGREEMENT

made and entered into on the __ day of _______, 2000

Between

       ACCORD NETWORKS LTD.
       94 Derech Em Hamoshavot,
       P.O.B. 3654, Petah Tikva
       49130, Israel

(the "COMPANY")

         and


(the "EMPLOYEE")


WHEREAS: The Employee is an employee of the Company and/or of a subsidiary or a parent company of the Company (each a "RELATED COMPANY" and collectively, "RELATED COMPANIES"); and

WHEREAS: The Company desires to grant the Employee options to purchase shares in the Company, and/or issue to the Employee shares in the Company and the Employee is interested in receiving the aforesaid options and/or purchasing the aforesaid shares, all in accordance with and subject to the Company's Share Ownership and Option Plan (2000) and the annexes thereto (the "PLAN") and the provisions of this Agreement, and their intention is that the provisions of Section 102 of the Income Tax Ordinance and the Income Tax Rules (Tax Relief on Shares Issued to Employees), 5749-1989 (hereinafter, the "LAW", and the "RULES", respectively) shall apply to the shares issued and/or options granted; and

WHEREAS: The Employee has read the Rules and the Plan, wishes to be bound by them and desires that they apply to the options and shares which shall be granted to him/her hereunder; and

WHEREAS: As a condition to receiving the options and/or shares the Employee desires to waive a portion of his salary as provided for in this Agreement.


NOW, THEREFORE, it is agreed as follows:

1.    PREAMBLE AND DEFINITIONS

      1.1 The preamble to this Agreement is the basis and constitutes an integral part thereof.

      1.2 Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

2.    APPLICATION OF THE PROVISIONS OF THE PLAN

      2.1 The Employee hereby declares that he or she has carefully read the Plan and that he or she acknowledges and agrees to all of the provisions, conditions, limitations, authorizations, declarations and commitments included therein.

      2.2 The Employee declares and agrees that this Agreement and the Plan prevail over any previous agreement, arrangement and/or understanding, whether written or oral between the Employee and the Company and/or any Related Company, or the officers and/or directors and/or the shareholders thereof with respect to the matters herein included, and that any agreement, arrangement and/or understanding as aforesaid are null and void and of no further force or effect.

      2.3 All of the provisions, conditions, limitations and declarations included and specified in the Plan, as the same shall be amended from time to time, are hereby incorporated herein by reference and constitute an integral part of this Agreement and of the Employee's commitments hereunder. Except and to the extent otherwise expressly provided herein, nothing in this Agreement or in the provisions hereof shall derogate from anything contained in the Plan.

      2.4 The Employee declares, covenants and agrees that the Law and the Rules, as the same shall be amended from time to time, including the trust deed between the Company and the Trustee (the conditions whereof are accepted by the Employee and upon signing this Agreement he or she approves them as an integral part of this Agreement) and the notice to the Assessing Officer about the allotment, are fully binding on the Employee and shall prevail in case of contradiction, over any other provision in the Agreement or in the Plan.

      2.5 A copy of the Plan is attached hereto and constitutes an integral part hereof.

3.    GRANT OF OPTION; VESTING

      3.1 The date of the grant of the Option (as such term is defined below) shall be ____________(the "DATE OF GRANT").

      3.2 Subject to this Agreement and the Plan, the Company shall grant to the Trustee, by an "approved issue" within the meaning of the Law, an option to purchase _________Ordinary Shares of the Company, nominal value NIS 0.01 each (the "SHARES") at an exercise price of $_______per share, at the time and in the manner hereinafter provided (the "OPTION"). The exercise price shall be paid on the date of the exercise of the Option.

            The term of the Option shall be 10 years from the Date of Grant or such shorter period as is prescribed in Section 3.3 below (the "TERM").

      3.2 The Option shall be exercisable, in whole or in part, according to the following vesting schedule:

            _____of the Shares subject to the Option shall vest twelve months after the Date of Grant, and _______of the Shares subject to the Option shall vest at the end of each three-month period thereafter.

      3.3 The Option shall be exercisable by the Trustee on behalf of the Employee in progressive stages on the exercise dates as aforesaid, provided that the Employee shall have been continuously employed by the Company and/or a Related Company, from the date hereof until such date of exercise.

      3.4 In the event that the Employee ceases to be an Employee of the Company prior to the complete exercise of the Option: (i) by reason of death, disability (as determined by the Board in its absolute discretion) ("DISABILITY") or retirement after age 60 with the approval of the Board of Directors of the Company (the "BOARD"), the option shall remain exercisable for a period of one year following such termination (but only to the extent exercisable at termination of employment and not beyond the scheduled expiration date); (ii) for any other reason, other than for Cause, the Option shall remain exercisable for a period of 30 days following the earlier of the date of termination of employment or notice of termination of employment; or (ii) for Cause, as such term is defined below, all options held by or on behalf of the Employee shall immediately expire upon the earlier of such termination or notice of termination.

            For purposes hereof, the term "CAUSE" shall mean (i) a material breach by the Employee of its obligations under any agreement with the Company or any Related Company, including this Option Agreement;
            (ii) the commission by the Employee of an act of fraud or embezzlement against the Company or any Related Company or the willful taking of action injurious to the business or prospects of the Company or any Related Company; (iii) the Employee's conviction of a felony involving moral turpitude; and (iv) the Employee's involvement with an act which constitutes breach of trust between him or her and the Company or any Related Company or which constitutes breach of discipline.

      3.5 As a condition to the Employee's receipt of the Shares and the Option, the Employee agrees to waive the amount of $ 0.01 for each Share which may be purchased pursuant to the Option i.e., an aggregate of $_____; as a one-time waiver from his salary, and the Employee hereby instructs the Company to deduct from his wages such aggregate sum.

            The Employee hereby agrees and acknowledges that the aforesaid sum shall not be returned to him even if the Option is not exercised for any reason.

4.    NON ASSIGNABILITY

      The Employee's rights to: (a) receive and exercise the Option; (b) receive all or part of the Shares from the Trustee; (c) require that the same shall be registered in his or her name; and (d) request that the Trustee sell Shares on his or her behalf, are subject to the Plan and are personal and not transferable (other than pursuant to the laws of inheritance), and may not be made subject to any pledge, lien, attachment or other charge whether voluntary or by law, and no power of attorney or a transfer deed shall be given in respect thereof, whether it is to be effective immediately or in the future, whether directly or indirectly, and any such transfer shall be null and void.

5.    EMPLOYEE REPRESENTATIONS, WARRANTIES AND COVENANTS

      Without derogating in any manner from the provisions of the Plan or this Agreement, the Employee hereby represents, warrants, agrees and undertakes as follows:

      5.1 That the Shares are being purchased for the Employee's own account for investment purposes only and not with a view for resale or transfer, and that all the rights pertaining to the Shares, by law or equity, shall be purchased and possessed by the Employee (through the Trustee) for the Employee exclusively.

      5.2 That no income or gain which the Employee may be credited with or which purports to be credited to the Employee as a result of the grant of the Option, the issue of the Shares, the transfer into the Employee's name thereof or the sale thereof, if any, shall in any manner be taken into account in the calculation of the basis for the Employee's entitlements from the Company or any Related Company or in the calculation of any social welfare right or other rights or benefits arising out of the employee/employer relationship, including without limitation, social security, manager's insurance, educational fund, pension funds, severance pay, holiday pay, etc.

            In the event that the Company and/or any Related Company shall be required, pursuant to any law, to take into account for purposes of calculating any such benefits, any of the aforesaid elements of income or gain actually or theoretically credited to the Employee, the Employee shall promptly indemnify the Company and/or any Related Company against any expense caused to it in this regard, and any such amount shall be deemed a debt of the Employee to the Company and/or any Related Company, which may be deducted or set off from any amounts payable to the Employee.

      5.3 That nothing in this Agreement and/or in the Plan shall be interpreted as a commitment and/or an agreement by the Company and/or any Related Company to employ the Employee, whether for a certain period or otherwise, and that nothing in this Agreement and/or the Plan or any option granted pursuant hereto or thereto shall be interpreted as conferring upon the Employee any right to continue in the employment of the Company or any Related Company or as obliging the Company or any Related Company to employ the Employee or as restricting the rights of the Company and/or any Related Company to terminate the Employee's employment, at any time, at its sole discretion and in accordance with law. The Employee shall have no claim whatsoever against the Company and/or any Related Company as a result of the termination of his employment, even if such termination causes the Option or any other options, in whole or in part, to expire and/or prevents him from exercising the Option in whole or in part and/or from receiving or retaining the Shares pursuant hereto or to any other agreement between him/her and the Company, or results in any loss due to any imposition of tax liability including any early imposition) pursuant to applicable law.

      5.4 That the grant of the Option and the issue of the Shares, the execution of this Agreement and the Employee's participation in the Plan shall have tax consequences to the Employee, and that the Company is not able to ensure or represent to the Employee the nature and extent of such tax consequences.

            That pursuant to the Plan, the Employee shall be liable to pay all taxes, of every nature, including duties, fines and any other payment which may be imposed by the tax authorities, whether in Israel or abroad, and all expenses arising out of the Plan, including every obligatory payment of whatever source in respect of the Option, the Shares (including, without limitation, upon the exercise of the Option, the sale of the Shares or the registration of the Shares in the Employee's name) or dividends or any other benefit in respect thereof, and/or all other charges which may accrue to the Employee, the Company, any Related Company and/or the trustee in connection with the Plan, whether or not the provisions of the Law or the Commissioner's Rules apply. Furthermore, the Employee acknowledges that the Employee shall not have, and the Employee hereby waives, any complaint and/or cause of action the same has or shall have in the future against the trustee and/or against the Company in any way connected to any taxation resulting from the grant of the Option, the exercise thereof, the transfer of Shares into the Employee's name, the sale of Shares by the Employee and/or by the trustee and/or any other matter which is in any manner whatsoever connected to the Option, the Shares and/or the participation of the Employee in the Plan.

            The Employee further acknowledges and agrees that, without derogating from the Employee's obligation to pay all taxes payable with respect to the Option and the Shares, the Company and/or any Related Company and/or the trustee shall at their absolute sole discretion be entitled (and/or obliged pursuant to the Law), to deduct at source from all the payments due to the Employee, including dividends, consideration for the sale of shares or from any other source, any tax payments due to the tax authorities in respect of the Option or the Shares pursuant to any law.

      5.5 That he is aware of, and clearly understands: (a) the rights and limitations attached to the Shares as set forth in the Company's Articles of Association, the Plan and this Agreement; (b) the limitations on transferability thereof set forth in, the Plan and this Agreement;
            (b) that the Company's Articles of Association may be amended from time to time as permitted by law; and (c) that the provisions of the Articles of Association of the Company which shall apply to the Shares shall be the provisions which shall be in effect from time to time;

      5.7 The Shares will be held by the Trustee and registered in his name in accordance with applicable Law.

      5.8 The Employee shall have none of the rights of a shareholder of the Company, for as long as the Option has not been exercised and subject to section 5.9 below, once exercised, for as long as the Shares have not been transferred and registered in the Employee's name in the Company's register of members pursuant to the Plan.

      5.9 For as long as any of the Shares are held by the Trustee or registered in his name or for as long as the certificates representing any of the Shares are held by the Trustee, the Trustee alone shall be entitled to receive every notice to which a shareholder is entitled, or to demand any information, and any financial and/or other report to which a shareholder is entitled from the Company, and only the Trustee shall be entitled to exercise every other right of the shareholders vis-a-vis the Company including the right to participate in all shareholders' meetings. The Trustee shall vote the Shares in accordance with the instructions of the Employee on whose behalf they are held and in the absence of such instructions at his/her discretion in the best interest of the Company.

      5.10 The Employee has received a copy of the Plan, has examined it, and acknowledges and agrees to all the provisions and conditions thereof.

      5.11 The Employee has full knowledge of the Company and its activities, and is aware that the Company operates in a sophisticated, high tech and high risk sector, and that the market thereof is restricted and highly competitive, and that the exercise of the Option constitutes an economic risk. The Employee undertakes that he or she shall not have any claim against the Company and/or any Related Company or any of its or their officers, employees, shareholders or advisors if the Employee's investment in the Shares shall fail or for the payment of any tax due or for any other reason.

6.    TAXES; INDEMNIFICATION OF THE COMPANY, THE TRUSTEE AND THE LEGAL ADVISOR

      6.1 The Employee hereby covenants, whether the provisions of the Law shall apply to the Employee or not, to bear all tax obligations, levies, fines and other payments which shall be imposed by the tax authorities (whether in Israel or abroad) and any other obligation from whatever source including but not limited to the obligations of the Employee and/or the Company and/or any Related Company and/or the Trustee arising out of the Plan (including granting of the Option, exercise of the Option, issue of the Shares, transfer of the Shares into the Employee's name and the sale thereof by the Employee and/or by the Trustee). Without derogating from the generality of the aforesaid the Employee's obligations in this regard shall include income tax, stamp tax, employer's tax, capital gains tax, social security insurance and any other tax, levy or payment which the Employee or the Company and/or any Related Company is or shall be obliged to pay because of the Option or the Shares (including deductions at source which the Company is obliged to make for tax imposed upon the Employee) and the Employee shall indemnify the Company and/or any Related Company and/or the Trustee for every charge or payment as aforesaid, which may be deducted or set off from any amounts payable to the Employee.

      6.2 Subject to the provisions of the Plan, the Employee hereby covenants to pay the Company and/or the Trustee promptly upon their first request in writing, any sum for which they are responsible (or, in the Board's opinion, they might be responsible for), and which is payable by the Employee as set forth in Section 6.1 hereof to the income tax authorities and/or any other governmental or administrative authority, whether in Israel or abroad (including for deduction of tax at source) pursuant to the Plan, and/or in respect of the Employee's participation in the Plan, whether the Trustee's responsibility as aforesaid shall arise directly or in respect of any responsibility of the Employee for such payment. The Employee covenants to promptly indemnify the Company and/or any Related Company and/or the Trustee for any charge or payment as aforesaid, which may be deducted or set off from any amounts payable to the Employee.

      6.3 In no event shall the Trustee be liable to the Company and/or the Employee and/or to any third party (including, without derogating from the generality of the aforesaid, the income tax authorities and any other governmental or administrative authority, whether in Israel or abroad) or a purchaser of Shares from the Employee (or the Trustee), with respect to any act which has been or which shall be carried out in relation to the Plan and any matter connected thereto or arising therefrom. The Company and/or any Related Company and the Employee covenant, upon signing this Agreement, that they will not make, and they each hereby waive, any and all claims against the trustee and the Trustee as aforesaid and each of the Company, Related Company and the Employee expressly agree that if either shall make any claim against the Trustee the same shall then be entitled on the grounds of this Section alone to apply to the competent court for dismissal of the action against them, with costs. The Company covenants and agrees that if a claim is brought by any third party against the Trustee the same will be entitled without objection by the Company, to join the Company as a third party to any such action and any judgment against them shall be paid by the Company.

            The Company and the Employee hereby covenant to indemnify the Trustee, against any liability in relation to any claim and/or demand made against the Trustee by any person whatsoever, including the tax authorities, in relation to their acts or omissions in connection with the Plan.

            The provisions of this Section and the other provisions of this Agreement and the Plan which grant any right, power, immunity or any authority to the Trustee, shall operate in favor of the Trustee and he shall be entitled to act pursuant to and enforce such provisions, and the Company and the Employee shall be liable to the Trustee as if he was party to this Agreement.

7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER, SALE, DISSOLUTION OR LIQUIDATION

      In the event of a change in the Company's capitalization or sale, dissolution or liquidation of the Company the following adjustments will be made:

      7.1 CHANGES IN CAPITALIZATION. In the event that the Shares shall be subdivided or combined into a greater or smaller number of Shares or if, upon a reorganization, recapitalization or the like, the Shares shall be exchanged for other securities of the Company, the Employee shall be entitled, subject to the conditions herein stated, to purchase such number of shares or amount of other securities of the Company as were exchangeable for the number of shares of the Company which the Employee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange.

            In the event that the Company shall issue any of its shares or other securities as bonus shares or a stock dividend upon or with respect to any shares which shall at the time be subject to an Option hereunder, the Employee upon exercising the Option shall be entitled to receive (for the purchase price payable upon such exercise), the shares as to which he or she is exercising such Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such bonus shares or stock dividend were declared, and such amount of shares (and the amount in lieu of fractional shares) as is equal to the shares which he or she would have received had he or she been the holder of the shares as to which he or she is exercising his or her Option at all times between the date of this Agreement and the exercise date of the Option.

      7.2 DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Employee as soon as practicable prior to the effective date of such proposed transaction. The Board in its discretion may provide for the Employee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Shares, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

      7.3 MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary (as such terms are defined below) of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Employee shall fully vest in and have the right to exercise the Option as to all of the Shares, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Employee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share, immediately prior to the merger or sale of assets, the consideration (whether shares, cash, or other securities or property) received in the merger or sale of assets by holders of shares for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets is not solely Ordinary Shares (or their equivalent) of the successor corporation or its Parent or Subsidiary (as such terms are defined below), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share to be solely Ordinary Shares (or their equivalent) of the successor corporation or its Parent or Subsidiary equal in fair market value to the per share consideration received by holders of in the merger or sale of assets.

            A "PARENT" means a parent corporation, whether now or hereafter existing as defined in Section 424(e) of the U.S. Internal Revenue Code of 1986, as amended.

            A "SUBSIDIARY" means a subsidiary corporation, whether now or hereafter existing as defined in Section 424(f) of the U.S. Internal Revenue Code of 1986, as amended.

8.    AMENDMENTS TO THE PLAN AND/OR REPLACEMENT THEREOF

      The Employee acknowledges, agrees and confirms that the Plan may be amended as provided for therein. Subject to Section 14 of the Plan, the Employee hereby agrees and covenants not to raise any objection to any such amendment as aforesaid and that the Employee shall sign any document which according to the Company is necessary or desirable in order to give full force and effect to the amendment of the Plan. The Employee understands that any amendment to the Plan or any document connected to the Plan, shall bind him or her as if he or she were a party thereto.

9.    SUBSTITUTION OF THE TRUSTEE

      The parties acknowledge and agree that the Company is entitled to replace the Trustee and/or to nominate another person to serve as a Trustee in lieu of the existing Trustee if the same is no longer capable or willing to fulfill his duties and that the new trustee shall have the same powers and authority which the Plan and this Agreement grant the trustee.

10.   GOVERNING LAWS

      This Agreement shall be governed by and construed in accordance with the laws of the State of Israel and, subject to the provisions of Section 11 below, the competent courts in the Tel-Aviv district shall have exclusive jurisdiction with respect to any matter or conflict with respect thereto.

11.   DISPUTES

      As a condition of the granting of the Option, the Employee and the Employee's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Board, or any committee designated by the Board pursuant to the Plan, in its sole discretion and judgment and that any such determination and any interpretation by the Board or any such committee of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.

      In making any such determination or interpretation the Board or any such committee shall not be bound by the rules of procedure or evidence or substantive law and shall not be required to give any reasons therefore.

12. THE EMPLOYEE'S CONFIRMATION PURSUANT TO SECTION 4(b) OF THE COMMISSIONER'S RULES

      The Employee hereby confirms and covenants to the Company, the Trustee, the Assessing Officer and the Income Tax Commissioner, in accordance with the Rules that he agrees that the arrangement set forth in Section 102 to the Law shall apply to him and that he or she shall not request any tax exemption pursuant to Sections 97(a) or 104 of the Income Tax Ordinance or pursuant to an exemption from taxes in the context of a merger of corporations for the transfer of the Shares before the termination of the restricted period as defined in the Law. The Trustee and the Company shall give notice, pursuant to Section 4(b) to the Rules, to the Assessing Officer, at the office where the Company's file is administered as to this commitment of the Employee.

      The form of this Commitment of the Employee is attached hereto as APPENDIX 12 and shall be signed by the Employee upon signing this Agreement together with the other annexes attached to the Plan.

13.   NOTICES AND/OR INSTRUCTIONS

      13.1 Every notice and/or instruction required or permitted to be given pursuant to this Agreement shall be given in writing and shall be deemed to have been delivered on the date of its delivery to the addressee by hand or 3 (three) days after having been sent by registered mail. The parties addresses for the purpose of this Section shall be, if a party hasn't communicated another address by a written notice 10 (ten) days in advance, as follows:

            The Company:  ACCORD NETWORKS LTD.
                          94 Derech Em Hamoshavot,
                          P.O.B. 3654, Petah Tikva
                          49130, Israel

      The Employee:

      13.2 A stamp or a receipt on behalf of the postal service which evidences the time of delivery of the notice shall constitute conclusive evidence as to the date of delivery and no party shall claim that a notice delivered as aforesaid has not been received by such party.



____________________                                ____________________________
ACCORD NETWORKS LTD.                                EMPLOYEE






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